As filed with the Securities and Exchange Commission on May 2, 2008

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________________________

Meruelo Maddux Properties, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-5398955
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

761 Terminal Street, Building 1, Second Floor Los Angeles, California 90021 (213) 291-2800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________________________________

Todd Nielsen, Esq.
General Counsel
761 Terminal Street
Building 1, Second Floor
Los Angeles, California  90021
(213) 291-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Jeffrey M. Sullivan, Esq. DLA Piper US LLP 4141 Parklake Avenue, Suite 300 Raleigh, North Carolina 27612 Phone: (919) 786-2000 Facsimile: (919) 786-2200
____________________________________________

Approximate date of commencement of proposed sale to the public:  From time to time after the effectiveness of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.  

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. 

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  Check one:

Large accelerated filer [  ]                                                        Accelerated filer                   [  ]

Non-accelerated filer    [X]                                                      Smaller reporting company  [  ]

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock	(2)	—	(2)	(2)
Preferred Stock	(2)	—	(2)	(2)
Warrants	(2)	—	(2)	(2)
Debt Securities	(2)	—	(2)	(2)
Total	$300,000,000	—	$300,000,000	$11,790(3)

(1)
We are registering under this registration statement an indeterminate number of shares of common stock and preferred stock, number of warrants and principal amount of debt securities of the registrant with an aggregate initial offering price not to exceed $300,000,000.  The securities registered hereunder are to be issued from time to time and at prices to be determined.  Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement and include securities that may be purchased by underwriters to cover over-allotments, if any.

(2)	Omitted pursuant to General Instruction 11(D) of form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Calculated pursuant to Rule 457(o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

$300,000,000

 Common Stock
Preferred Stock
Warrants
Debt Securities

From time to time we may offer common stock, preferred stock, warrants and debt securities consisting of a combination of any of these securities at an aggregate initial offering price not to exceed $300,000,000.  The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus. The debt securities that we may offer may consist of senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness in one or more series. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices and on terms to be determined at the time of sale.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

The prospectus describes some of the general terms that may apply to these securities.  The specific terms of any securities to be offered will be described in a supplement to this prospectus.

Our common stock is listed on The Nasdaq Global Market™ under the symbol “MMPI.”  On May 1, 2008, the last reported sale price of our common stock was $2.53 per share.

________________________

You should carefully read and consider the risk factors beginning on page 8 of our annual report on Form 10-K for the year ended December 31, 2007, as updated in our quarterly and current reports that we file with the U.S. Securities and Exchange Commission, before buying our securities.
________________________

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is May 2, 2008.

Table of Contents

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	2
INCOPORATION OF CERTAIN INFORMATION BY REFERENCE	2
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
RISK FACTORS	5
ABOUT MERUELO MADDUX PROPERTIES, INC.	6
USE OF PROCEEDS	6
DESCRIPTION OF STOCK	7
DESCRIPTION OF DEBT SECURITIES	11
DESCRIPTION OF WARRANTS	17
BOOK-ENTRY SECURITIES	18
FEDERAL INCOME TAX CONSIDERATIONS	20
PLAN OF DISTRIBUTION	27
LEGAL MATTERS	28
EXPERTS	28

ABOUT THIS PROSPECTUS

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone to provide you with different information.

This prospectus is part of a shelf registration statement.  Under this shelf registration statement, we may offer and sell common stock, preferred stock, warrants and debt securities of various terms in one or more offerings up to a total dollar amount of $300,000,000.

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may add, update or change information contained in this prospectus.  You should not assume that the information contained in this prospectus or information incorporated by reference herein is current as of any date other than the date of such information.  Our business, financial condition, results of operations and prospects and the business may have changed since that date.  If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.  This prospectus and any prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so.  It is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you decide whether to invest in our common stock.

In this prospectus, unless the context suggests otherwise, references to “our company,” “registrant,” “we,” “us” and “our” mean Meruelo Maddux Properties, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission, or SEC. You may read and copy any document that we file at the public reference facilities of the SEC at 100 F. Street, N.E., Public Reference Room, Washington, D.C. 20549.  Please call the SEC at (800) SEC-0330 for further information about the public reference facilities.  These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system via the SEC’s home page on the Internet (http://www.sec.gov).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement we have filed with the SEC.  This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, until this offering is terminated. We also specifically incorporate by reference any of these filings made after the date of the initial registration statement and prior to effectiveness of the registration statement.

•	Our annual report on Form 10-K for the year ended December 31, 2007.

•	The description of our common stock included in our registration statement on Form 8-A dated January 22, 2007, as amended.

You may request a copy of all filings incorporated by reference in the prospectus, at no cost, by writing or telephoning us at the following address or telephone number:

Investor Relations
Meruelo Maddux Properties, Inc.
761 Terminal Street
Building 1, Second Floor
Los Angeles, California  90021
Telephone: (213) 291-2800

We also maintain an Internet site at http://www.meruelomaddux.com at which there is additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we include this statement for purposes of complying with these safe harbor provisions.

Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. Statements regarding the following subjects may be impacted by a number of risks and uncertainties:

•	our business and investment strategy;

•	our projected results of operations;

•	completion of any pending acquisitions, including our successful acquisition of properties subject to build-to-suit contracts, executory purchase contracts in litigation or purchase options;

•	our proposed development and redevelopment of our projects and our uses of projects after such development or redevelopment;

•	our ability to obtain land use entitlements;

•	our ability to obtain future financing arrangements;

•	our statements relating to future dividends;

•	our understanding of our competition and our ability to compete effectively;

•	market and industry trends in the United States;

•	projected capital and operating expenditures (including projected redevelopment costs);

•	state of the real estate industry, particularly with respect to commercial, residential and mixed-use projects;

•	availability and creditworthiness of current and prospective tenants;

•	interest rates; and

•	lease rates and terms.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common stock, along with the following factors that could cause actual results to vary from our forward-looking statements:

•
the factors referenced in our annual report on Form 10-K for the year ended December 31, 2007, including those set forth under the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

•	availability, terms and deployment of capital;

•	general volatility of the capital markets;

•	changes in our business and investment strategy;

•	availability of qualified personnel;

•	perception of the commercial and residential subsegments of the real estate industry;

•	changes in supply and demand dynamics within the commercial and residential subsegments of the real estate industry;

•	availability of purchasers of our projects;

•	change in costs associated with development or redevelopment and repositioning of projects;

•	changes in interest rates;

•	changes in applicable laws and regulations (including land use entitlement processes);

•	changes in political climates that may affect our proposed development and redevelopment projects;

•	state of the general economy and the greater Los Angeles economy in which our projects are located;

•	a taking of any of our rental properties or development projects by eminent domain; and

•	the degree and nature of our competition.

We cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this prospectus to reflect new information, future events or otherwise.

RISK FACTORS

Investment in our common stock offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated into this prospectus by reference to the risk factors included under the caption “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2007, which we filed with the SEC on March 31, 2008, and as updated by us from time to time in quarterly reports on Form 10-Q and current reports on Form 8-K.  The occurrence of any of these risks might cause you to lose all or part of your investment in our common stock.  Please also refer to the section above entitled “Cautionary Notice Regarding Forward-Looking Statements.”

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth the ratio of our earnings to our fixed charges for the periods indicated.

	Predecessor										Meruelo Maddux Properties, Inc.
	Year Ended December 31,
	2003		2004		2005		2006		Period Jan. 1, 2007 through Jan. 29, 2007		Period Jan. 30, 2007 through Dec. 31, 2007
Ratio of Earnings to Fixed Charges	0.82	x	0.47	x	0.21	x	0.12	x	0.04	x	(0.11	)x

Ratio of Earnings to Fixed Charges and Preferred Dividends	0.82	x	0.47	x	0.21	x	0.12	x	0.04	x	(0.11	)x

For purposes of computing these ratios (i) earnings consist of pre-tax income (loss) from continuing operations, plus fixed charges reduced by the amount of interest capitalized during the period, and (ii) fixed charges consist of interest expense and capitalized interest.  For the historical periods presented, the ratio of earnings to fixed charges and preferred dividends is the same as the ratio of earnings to fixed charges because there was no preferred stock outstanding.

ABOUT MERUELO MADDUX PROPERTIES, INC.

We are a self-managed, full-service real estate company that develops, redevelops and owns commercial and residential properties located in downtown Los Angeles and other densely populated urban areas in California that are undergoing demographic or economic changes.  Meruelo Maddux Properties, Inc. is a Delaware corporation incorporated on July 5, 2006 to acquire substantially all of the interests and assets and to succeed to the business of a combination of entities, the controlling interest in which was owned by Richard Meruelo, our chairman and chief executive officer, and a non-controlling interest in which was owned by John Charles Maddux, our president and chief operating officer. We refer to the collection herein as our “predecessor” or our “predecessor business.”  We began substantial operations on January 30, 2007, when we completed our initial public offering, or IPO, and concurrently consummated certain other transactions that we refer to as our “formation transactions.” The formation transactions and IPO were designed to (i) allow us to acquire and continue the operations of our predecessor business, (ii) pay down existing mortgage debt, (iii) payoff a mezzanine loan facility from the State of California Public Employees’ Retirement System, or CalPERS, (iv) provide capital for future acquisitions, (v) fund future development costs, and (vi) establish a capital reserve for general corporate purposes.

We own, lease with rights to purchase and have rights to acquire interests in 27 rental properties and 29 properties held for real estate development.  We are an evolving and experienced real estate company in the Los Angeles market. Including our predecessor business, we have invested more than $700 million in real estate since 1987, primarily in downtown Los Angeles.

We organized our company as a taxable corporation.  We operate our business and own our assets through Meruelo Maddux Properties, L.P., our operating partnership.

Our principal executive offices are located at 761 Terminal Street, Building 1, Second Floor,   Los Angeles, California 90021. Our telephone number is (213) 291-2800 and our website is

www.mereulomaddux.com. Information on our website is not part of this prospectus.

USE OF PROCEEDS

We will contribute the net proceeds from the sale of the securities offered hereby to our operating partnership in exchange for common units of limited partnership interest.  Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from this offering for working capital purposes, including (a) funding the costs of development and redevelopment projects, (b) funding the acquisition of our projects that we do not own but with respect to which we have or may obtain purchase rights, and (c) for other general purposes.

DESCRIPTION OF STOCK

The following description is a summary of the rights and preferences of our common stock and preferred stock and related provisions of our certificate of incorporation and bylaws. Certain provisions in our certificate of incorporation and bylaws may have the effect of delaying, deferring or preventing a takeover of our company (including transactions in which stockholders might otherwise receive a premium for their shares over the then current prices) unless the takeover or change in control is approved by our Board of Directors. In addition, because Messrs. Meruelo and Maddux  indirectly own a majority of our voting stock, they  control a significant stake in our company making it more difficult or impossible for stockholders to vote to change the composition of the Board of Directors or effect a takeover or a change in control of the company without the approval of Messrs. Meruelo and Maddux. The following summary is not complete. For more detailed information, please see our certificate of incorporation and bylaws, copies of which have been filed as exhibits to our registration statement on Form S-11 filed with the SEC at the time of our IPO.

General

Our authorized capital stock consists of 200 million shares of common stock, $0.01 par value per share, and 50 million shares of preferred stock, $0.01 par value per share. As of April 2, 2008, 86,678,100 shares of our common stock are outstanding and no shares of our preferred stock are outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on any matter submitted to a vote of the stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive, when, if any, as declared by our Board of Directors, out of assets legally available therefor, such dividends or distributions as may be declared from time to time by our Board of Directors.  Subject to preferences that may be applicable to any outstanding shares of preferred stock, in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the funds and assets that may be legally distributed to the stockholders shall be distributed among the holders of the then outstanding common stock pro rata according to the number of shares of common stock held by each holder thereof. Holders of common stock have no preemptive, conversion, subscription or other rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are validly issued, fully paid and nonassessable.

The description of our common stock herein sets forth certain general terms and provisions.  Any prospectus supplement may provide terms of our common stock that supplement or are different than the description contained herein including the issuance of common stock upon the conversion or exchange of our debt securities or preferred stock.

Preferred Stock

Our Board of Directors has the authority, without further action by our stockholders, to issue up to 50 million shares of preferred stock in one or more series. In addition, our Board of Directors may fix the rights, preferences and privileges of any series of preferred stock it may determine to issue. These rights may include a preferential return in the event of our liquidation, the right to receive dividends if declared by the Board of Directors, special dividend rates, conversion rights, redemption rights, superior voting rights to the common stock, the right to protection from dilutive issuances of securities, or the right to approve corporate actions. Any or all of these rights may be superior to the rights of the common stock. As a result, preferred stock could be issued with terms that could delay or prevent a change in control or to make removal of our management more difficult. Additionally, our issuance of preferred stock may decrease the market price of our common stock.

A prospectus supplement relating to a certain series of preferred stock will describe the following terms of that series of preferred stock:

•	the designation of such series and the number of shares offered;

•	the initial public offering price at which the shares will be issued;

•	the dividend rate of that series, the conditions and dates upon which those dividends will be payable, and whether those dividends will be cumulative or noncumulative;

•	the relative ranking and preferences of that series as to dividend rights and rights upon any liquidation, dissolution or winding up of our affairs;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights of the holder or us;

•	any voting rights;

•	any restrictions on further issuances;

•	any listing of that series on any securities exchange; and

•	any other terms of that series.

Anti-Takeover Provisions

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging under certain circumstances in a “business combination” with any “interested stockholder,” defined as a stockholder who owns 15.0% or more of the corporation’s outstanding voting stock, as well as their affiliates and associates, for three years following the date that the stockholder became an interested stockholder unless:

•	the transaction that resulted in the stockholder becoming an interested stockholder was approved by the Board of Directors prior to the date the interested stockholder attained this status;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85.0% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by (1) persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to the relevant date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

•	Section 203 defines a “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exception, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of the provisions of Section 203. This statute could prohibit or delay mergers or other takeover or change-of-control attempts for us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Our Board of Directors approved the issuance of the shares of common stock issued in our formation transactions. As a result, the shares of common stock we issue in our formation transactions did not cause a person to become an interested stockholder, and neither the entities controlled by Messrs. Meruelo and Maddux that contributed our projects to us nor Messrs. Meruelo and Maddux are interested stockholders.

Certificate and Bylaw Provisions

Our Board of Directors.    Our bylaws provide that the authorized number of our directors may be changed only by a resolution of the Board of Directors. Except as provided by our Board of Directors in setting the terms of any series of preferred stock, any vacancy may be filled by a majority of the directors then in office, even if the remaining directors do not constitute a quorum, or by a sole remaining director. Any director elected to fill a vacancy will serve until the next annual meeting and until his or her successor is elected and qualified.

Our directors serve for a term of one year and until their successors are elected and qualified. Holders of shares of our voting stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders at which directors are elected, the holders of a majority of the shares of our voting stock will be able to elect all of the successors of the directors being elected at that meeting.

No Ability to Act by Written Consent.    Our certificate of incorporation provides that stockholders may not act by written consent, but rather may only act at duly called meetings. Our certificate of incorporation and bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the Chairman of the Board of Directors, our Chief Executive Officer or our President, pursuant to a resolution adopted by a majority of the Board of Directors or by stockholders holding in excess of 25.0% of our common stock. Should any stockholder desire to present business at any annual meeting, they must comply with certain advance notice provisions in our bylaws.

Advance Notice of Director Nominations and New Business.    Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our Board of Directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by our Board of Directors or (iii) by a stockholder of record who is entitled to vote at the meeting and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in the notice of the meeting may be brought before the meeting.

Amendment to Our Certificate of Incorporation and Bylaws.    The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the stock entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws require a greater percentage. Neither our certificate of incorporation nor our bylaws require a higher percentage.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.  Unless otherwise indicated in a prospectus supplement, we expect that American Stock Transfer & Trust Company would act as our transfer agent and registrar with respect to any shares of preferred stock that we may issue in the future.

Listing

Our common stock is listed on The Nasdaq Global Market™ under the symbol “MMPI.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

The debt securities will be our direct unsecured general obligations and may include debentures, notes, bonds or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depository will be;

•	the maturity date;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion on any material or special United States federal income tax considerations applicable to the debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for shares of common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for a number of days to be stated in the indenture and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•
if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for a number of days to be stated in the indenture after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

If an event of default with respect to debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee;

•	and appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt

•	securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

      This section describes the general terms and provisions of our securities warrants. The applicable prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement as well as any general terms described in this section that will not apply to those securities warrants.

      We may issue securities warrants for the purchase of our debt securities, preferred stock, or common stock. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of securities warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation, or agency or trust relationship, with you.

      The prospectus supplement relating to a particular issue of securities warrants will describe the terms of those securities warrants, including, where applicable:

•	the aggregate number of the securities covered by the warrant;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrant;

•	the exercise price for our debt securities, the amount of debt securities upon exercise you will receive, and a description of that series of debt securities;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	the expiration date for exercising the warrant;

•	the minimum or maximum amount of warrants that may be exercised at any time;

•	a discussion of U.S. federal income tax consequences; and

•	any other material terms of the securities warrants.

      After the warrants expire they will become void. The prospectus supplement will describe how to exercise securities warrants. All securities warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the securities warrants.

      Until a holder exercises warrants to purchase our debt securities, preferred stock, or common stock, that holder will not have any rights as a holder of our debt securities, preferred stock, or common stock by virtue of ownership of warrants.

BOOK-ENTRY SECURITIES

The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. We expect that The Depository Trust Company will serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented by that security, a global security may not be transferred except as a whole by the depository for the global security to a nominee of that depository or by a nominee of that depository to that depository or another nominee of that depository or by the depository or any nominee of that depository to a successor depository or a nominee of that successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the provisions described below will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by that global security to the accounts of persons that have accounts with such depository, who are called “participants.” Those accounts will be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through those participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, that depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by that global security for all purposes under the applicable indenture or other instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders of that security under the applicable indenture or other instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing those securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of those securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security for those securities as shown on the records of that depository or its nominee. We also expect that payments by participants to owners of beneficial interests in that global security held through those participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of these participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of that series in exchange for the global security representing that series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to those securities, determine not to have any securities of that series represented by one or more global securities and, in that event, will issue individual securities of that series in exchange for the global security or securities representing that series of securities.

FEDERAL INCOME TAX CONSIDERATIONS

The summary of material federal income tax consequences to persons investing in our common stock is provided below.  A summary of any material federal income tax consequences to persons investing in any preferred stock or debt securities offered by this prospectus will be set forth in an applicable prospectus supplement.

General

This section summarizes the current material federal income tax consequences of an investment in our common stock. Because this section is a general summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, “S corporations,” tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Stockholders”), financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Stockholders”).

The statements in this section are based on the current federal income tax laws. New laws, interpretations of law or court decisions, any of which may take effect retroactively, may cause certain statements in this section to be inaccurate.

This section is not a substitute for careful tax planning. Prospective investors are urged to consult their own tax advisors regarding the specific federal, state, foreign and other tax consequences to them, in light of their own particular circumstances, of the purchase, ownership and disposition of our common stock and the effect of potential changes in applicable tax laws. We, our attorneys and our accountants have not represented any stockholder (other than Messrs. Meruelo and Maddux or entities controlled by Messrs. Meruelo and Maddux) for purposes of providing tax advice in connection with this offering.

Taxation of the Company

Meruelo Maddux Properties, Inc. is treated as a taxable “C corporation” under the Code. As such, the income and losses from operations and net capital gains, including the company’s distributive share of income, gains and losses from partnerships or limited liability companies in which it has interests (including its operating partnership, Meruelo Maddux Properties, L.P., of which the company is the general partner) are taxable to the company at applicable corporate income tax rates (and are not taxable to its stockholders), regardless of whether the company is paid any distributions therefrom. Stockholders are taxed on certain distributions, as described below.

Taxation of the Operating Partnership

An organization that is classified as a partnership for federal income tax purposes is not subject to federal income tax itself, although it must file an annual information return. Under current U.S. Treasury regulations, a domestic entity that has two or more members and that is not organized as a corporation under U.S. federal or state law will generally be classified as a partnership for U.S. federal income tax purposes, unless it elects to be treated as a corporation. The company, as general partner, will not elect that the operating partnership be classified as a corporation for U.S. federal income tax purposes. Thus, subject to the discussion of “publicly-traded partnerships” below, the operating partnership will be treated as a partnership for U.S. federal income tax purposes. However, classification of an entity as a partnership for U.S. federal income tax purposes may not be respected for state or local tax purposes. The company has not obtained an opinion of counsel as to the operating partnership’s status as a partnership for tax purposes.

An entity that would otherwise be classified as a partnership for federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly-traded partnership” (as defined in the Code) that fails to meet certain gross income tests (under which the partnership’s gross income consists of specified types of passive income, such as rental income and gains from real estate sales). The company, as general partner of the operating partnership, intends and is required to use its reasonable commercial efforts to avoid publicly-traded partnership status at all times, and, as general partner, has authority to take such actions as it believes (upon advice of counsel) to be helpful in this regard, including imposing time delay restrictions on the effectiveness and/or time for receiving payment upon the election of a common unit holder to redeem its interest in the operating partnership.

If the operating partnership were classified as a corporation, it could be required to pay federal income tax at corporate tax rates on its taxable income, and also pay state taxes. In such case, the amount of cash available for reinvestment or distribution to the partners (including the company) would likely be substantially less than if the operating partnership were classified as a partnership for federal income tax purposes. Moreover, any distributions by the operating partnership to a partner generally would be taxable to that partner as a dividend. However, if (i) the operating partnership were taxable as a corporation and (ii) the company and the operating partnership were able to file a consolidated federal income tax return, which would generally be the case if the company owned 80.0% or more of the vote and value of the operating partnership, then federal entity level taxation on the operating partnership’s income could be effectively avoided at the operating partnership level, with such income simply becoming part of the company’s federal taxable income and reported on a consolidated income tax return.

If the operating partnership were to be 20.0% or more owned by the company but otherwise not part of the company’s consolidated income tax return, the company should (subject to various limitations) be allowed an 80% federal dividends received deduction on distributions that would be deemed to be dividends from the operating partnership. If the company were to own less than 20.0% of the operating partnership, a 70.0% dividends received deduction should likewise generally be available. State taxes might also be minimized if the company and the operating partnership were able to file a unitary or other similar return for state tax purposes.

Taxation of Taxable U.S. Stockholders

The term “U.S. stockholder” means a holder of shares of our common stock, that, for federal income tax purposes is:

•	an individual who is a citizen or resident of the United States;

•
a corporation or partnership (including an entity treated as a corporation or partnership (such as a limited liability company) for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

•	an estate the income of which is subject to federal income tax purposes regardless of its source; or

•
a trust that is subject to the primary supervision of a court and the control of one or more U.S. persons, or a trust that has validly elected to be treated as a domestic trust under applicable Treasury regulations.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by such partnership.

Dividends

A taxable U.S. stockholder will be required to take into account as dividends any distributions made out of the current or accumulated earnings and profits of the company. A U.S. stockholder that is a taxable corporation generally should qualify for the dividends received deduction if our common stock is held for at least 46 days during the 90-day period beginning on the date that is 45 days before the stock becomes ex-dividend with regard to such dividend.

Dividends paid to a U.S. stockholder that is taxed as an individual generally should be treated as qualified dividend income, and thus taxed at capital gains rates for taxable years beginning prior to 2011 if certain holding period requirements are satisfied and the stockholder does not elect to treat the dividends as investment income for purposes of the investment interest limitations. For these purposes, the holding period requires our common stock to be held for at least 61 days during the 121-day period beginning on the date that is 60 days before the ex-dividend date with respect to such dividend.

A U.S. stockholder will not incur tax on a distribution in excess of the company’s current and accumulated earnings and profits if the distribution does not exceed the adjusted tax basis of the U.S. stockholder’s common stock. Instead, the distribution will reduce the adjusted tax basis of the shares, and any amount in excess of both our current and accumulated earnings and profits and the adjusted tax basis will be treated as capital gain (long-term capital gain if the shares have been held for more than one year, provided the shares are a capital asset in the hands of the U.S. stockholder).

Taxable distributions from the company and gain from the disposition of common stock will not be treated as passive activity income; stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, gain from the disposition of common stock generally will be treated as investment income for purposes of the investment interest limitations. Dividend distributions also will be treated as investment income for the purpose of electing stockholders who elect not to have capital gains treatment apply to these dividends.

Disposition of Common Stock

In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of the common stock in the company as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year, and otherwise as short-term capital gain or loss. The maximum federal income tax rate on long-term capital gains recognized by individuals (i.e., gains with respect to capital assets held for more than one year) is generally 15.0% for taxable years beginning prior to 2011. For federal income tax purposes, short-term capital gains of individuals are taxed at ordinary income rates, while capital gains of C corporations are generally taxed at 35.0%. State tax rates will also apply.

In general, a U.S. stockholder will realize gain or loss upon a disposition of the company stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis for the disposed company stock. A U.S. stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost. Additionally, any loss realized on a sale, exchange or redemption of common shares of the company may be disallowed under “wash sale” rules to the extent the shares disposed of are replaced with other common shares of the company during a period beginning 30 days before, and ending 30 days after, the date of disposition.

Information Reporting Requirements and Backup Withholding

The company will report to its stockholders and to the Internal Revenue Service, or “IRS”, the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding at a rate of 28.0% with respect to distributions unless the U.S. stockholder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•
provides a taxpayer identification number, certifies there is no applicable loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. stockholder’s income tax liability.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts, individual retirement accounts, educational endowments and private foundations generally are exempt from federal income taxation. However, they are generally subject to taxation on their “unrelated business taxable income.” Although many investments in real estate generate unrelated business taxable income, dividend distributions from a taxable C corporation such as the company to a tax-exempt entity do not constitute unrelated business taxable income so long as the tax-exempt entity does not otherwise use our common stock in an unrelated trade or business or borrow to acquire such stock (or be deemed to have borrowed to do so under IRS “acquisition indebtedness” rules of Code Section 514(c)). Consequently, amounts we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of common stock with debt (or be deemed to do so under such “acquisition indebtedness” rules) a portion of the distributions it received from the company, and potentially gain on the sale of the common stock, would constitute unrelated business taxable income pursuant to the “debt-financed property” rules of Code Section 514.

Taxation of Non-U.S. Stockholders

The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other non-U.S. stockholders are complex and vary widely depending on the stockholder’s country of residence for tax purposes. This section is only a summary of some of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of common stock, including any reporting requirements.

Dividends

The dividends on the company’s common stock paid to a non-U.S. stockholder generally will be subject to withholding at a 30.0% rate on the gross amount of the dividend or such lower rate as may be provided by an applicable income tax treaty. In addition, because the company likely is and will continue to be a “United States real property holding corporation” (see “— Disposition of Common Stock” below), the company will be required to withhold 10.0% of any distribution that exceeds the company’s current and accumulated earnings and profits. Consequently, although we generally intend to withhold at a rate of 30.0% (or lower rate as specified in an applicable income tax treaty) on the entire amount of any distribution from the company, to the extent that we do not do so, we will withhold at a rate of 10.0% on any portion of a distribution not subject to withholding at a rate of 30.0% (or lower rate as specified in an applicable income tax treaty).

Dividends that are effectively connected with a non-U.S. stockholder’s conduct of a trade or business in the United States or (if certain tax treaties apply) that are attributable to a permanent establishment or fixed base in the United States, known as “U.S. trade or business income,” are generally not subject to the 30.0% withholding tax if the non-U.S. stockholder files the appropriate IRS form with the payor. However, such U.S. trade or business income, net of specified deductions and credits, generally is taxed at the same graduated rates as applicable to U.S. persons. Any U.S. trade or business income received by a non-U.S. stockholder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30.0% rate (or such lower rate as specified by an applicable income tax treaty).

A non-U.S. stockholder who claims the benefit of an applicable income tax treaty generally will be required to satisfy applicable certification and other requirements prior to the distribution date. In general, non-U.S. stockholders must provide the company or other withholding agent with a properly executed IRS Form W-8BEN claiming an exemption from or reduction in withholding under an applicable income tax treaty. Applicable Treasury regulations provide alternative methods for satisfying this requirement. Under these Treasury regulations, in the case of common stock held by a foreign intermediary (other than a “qualified intermediary”) or a foreign partnership (other than a “withholding foreign partnership”), the foregoing intermediary or partnership, as the case may be, generally must provide an IRS Form W-8IMY and attach thereto an appropriate certification by each beneficial owner or partner. Non-U.S. Stockholders should consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

A non-U.S. stockholder that is eligible for a reduced rate of U.S. federal withholding tax or other exclusion from withholding under an income tax treaty but that did not timely provide required certifications or other requirements, or that has received a distribution subject to withholding in excess of the amount properly treated as a dividend, may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Disposition of Common Stock

Under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, any person who acquires a “United States real property interest,” as described below, from a non-U.S. person must generally deduct and withhold a tax equal to 10% of the amount realized by the non-U.S. transferor. In addition, a non-U.S. person who disposes of a United States real property interest generally is required to recognize gain or loss in the same manner as a U.S. person.

Stock in a “United States real property holding corporation” is generally treated as a United States real property interest. A corporation is a United States real property holding corporation if the fair market value of its United States real property interests equals or exceeds 50.0% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are a United States real property holding corporation. As a result, a non-U.S. stockholder will be taxed on a disposition of our common stock at capital gains rates applicable to U.S. persons, subject to applicable alternative minimum tax.

As our common stock is regularly traded on an established securities market, the FIRPTA tax on dispositions described above would not apply to any non-U.S. stockholder who, directly and indirectly, at all times during the shorter of the five-year period preceding the date of the disposition or the non-U.S. stockholder’s holding period, held 5% or less of our common stock.

If we are not a United States real property holding corporation or tax under FIRPTA does not otherwise apply, a non-U.S. stockholder generally will not be subject to U.S. federal income tax (or withholding thereof) in respect of gain recognized on a disposition of our common stock unless:

•
the gain is U.S. trade or business income and, where a tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. stockholder, in which case (i) a non-U.S. stockholder that is an individual will be subject to tax on any gain from the disposition under regular graduated U.S. federal income tax rates and (ii) a non-U.S. stockholder that is a corporation will be subject to tax on the gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to the 30.0% branch profits tax; or

•
the non-U.S. stockholder is an individual who is present in the United States for more than 182 days in the taxable year of the disposition and meets certain other requirements, in which case the non-U.S. stockholder will be subject to a flat 30.0% tax on any gain derived from the disposition which may be offset by U.S. source capital losses (even though such non-U.S. stockholder is not considered a resident of the United States).

U.S. Estate Tax Consequences

Common stock owned or treated as owned by an individual who is not a citizen or resident, as defined for U.S. federal estate tax purposes, of the United States at the time of his or her death will be included in the individual’s gross estate for U.S. federal estate tax purposes and therefore may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise. Current law provides that the maximum federal estate tax rate will be reduced over an eight-year period beginning in 2002 and the tax will be eliminated for estates of decedents dying after December 31, 2009. In the absence of renewal legislation, these amendments will expire and the federal estate tax-provisions in effect immediately prior to 2002 will be reinstated beginning in 2011.

Information Reporting and Backup Withholding Tax

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to that holder and the tax withheld with respect to those dividends. Copies of the information returns reporting those dividends and the amount of tax withheld may also be made available to the tax authorities in the country in which the non-U.S. stockholder is a resident under the provisions of an applicable treaty.

U.S. federal backup withholding, currently at a 28.0% rate, generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder if the holder has provided the required certification that the holder is not a U.S. person (usually satisfied by providing an IRS Form W-8BEN) or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.

Proceeds from the disposition of shares of common stock paid to or through the U.S. office of a broker generally will be subject to backup withholding and information reporting unless the non-U.S. stockholder certifies that it is not a U.S. person under penalties of perjury (usually on an IRS Form W-8BEN) or otherwise establishes an exemption. Payments of the proceeds from a disposition or a redemption effected outside the United States by or through a non-U.S. broker generally will not be subject to information reporting or backup withholding. However, information reporting, but generally not backup withholding, will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner thereof is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. stockholder that result in an overpayment of taxes generally will be refunded, or credited against the holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Non-U.S. stockholders should consult their own tax advisors regarding application of information reporting and backup withholding in their particular circumstance and the availability of, and procedure for obtaining, an exemption from information reporting and backup withholding under current Treasury regulations.

State and Local Taxes

We and/or our stockholders may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in our stock.

NO PENALTY PROTECTION/CIRCULAR 230 MATTERS. TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, INVESTORS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY INVESTORS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON INVESTORS UNDER THE CODE; (B) SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

PLAN OF DISTRIBUTION
We may offer and sell these securities:

•	through underwriting syndicates represented by one or more managing underwriters;
•	to or through underwriters or dealers;
•	through agents; or
•	directly to one or more purchasers.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price;
•	market prices prevailing at the time of sale;
•	prices related to prevailing market prices; or
•	negotiated prices.

We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions.  Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.  Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act.  The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the Company’s common stock, which is currently listed on The Nasdaq Global Market™ under the symbol “MMPI.”  We may elect to list any series of debt securities, preferred stock or warrants on an exchange, but are not obligated to do so.  It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

Under agreements we may enter into, we may indemnify underwriters, dealers and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.

From time to time, we may engage in transactions with these underwriters, dealers and agents in the ordinary course of business.

If indicated in the prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date.  Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.  The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject.  The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

LEGAL MATTERS

DLA Piper US LLP, Raleigh, North Carolina, has passed upon the validity of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements of Meruelo Maddux Properties, Inc. incorporated by reference in Meruelo Maddux Properties, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2007 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by us.  We have estimated all amounts except the SEC registration fee.

Item	Amount
SEC registration fee	$11,790
Printing and reproduction expenses	75,000
Professional fees and expenses	200,000
Miscellaneous expenses	75,000
Total	$361,790

Item 15.  Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law (“Delaware Law”), we have broad powers to indemnify our directors and officers against liabilities they may incur in these capacities, including liabilities under the Securities Act. Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any suit to which they are or are threatened to be made a party by reason of their serving in these positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interest of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

Section 102(b)(7) of Delaware Law, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation and bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of Delaware Law and (ii) require us to indemnify our directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors’ duty of care, and, in appropriate circumstances, equitable remedies including injunctive or other forms of non-monetary relief will remain available under Delaware Law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

We have entered and intend to enter into indemnification agreements with each of our current and future directors, executive officers and other key employees that require us to indemnify these persons against all expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any a person may be made a party by reason of the fact that a person is or was a director, an executive officer or employee of Meruelo Maddux Properties, Inc. or any of our affiliated enterprises, provided that the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interest and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceeding involving a director or officer of Meruelo Maddux Properties, Inc. as to which indemnification is being sought nor are we aware of any threatened litigation that may result in claims for indemnification by any officer or director.

We maintain directors’ and officers’ liability insurance and intend to continue to maintain this insurance in the future.

In addition, the registrant’s directors and officers are indemnified for specified liabilities and expenses pursuant to the partnership agreement of Meruelo Maddux Properties, L.P., the limited partnership in which we serve as the sole general partner.

Item 16.  Exhibits

Exhibit                      Description
1	Form of Common Stock Underwriting Agreement*
1.1	Form of Preferred Stock Underwriting Agreement*
1.2	Form of Debt Securities Underwriting Agreement*
4.1	Form of Indenture*
4.2	Form of certificate representing shares of common stock (1)
4.3	Form of certificate representing shares of Preferred Stock*
4.4	Form of Warrant Agreement (including warrant certificate)*
5	Opinion of DLA Piper US LLP regarding legality
12	Statement of computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends of the Company
23.1	Consent of DLA Piper US LLP (included in Exhibit 5)
23.2	Consent of Independent Registered Public Accounting Firm Ernst & Young LLP
24	Powers of Attorney (included on signature page)
25	Statement of Eligibility of Trustee on Form T-1*
___________

*	To be filed by amendment of the registration statement or as an exhibit to a current report on Form 8-K and incorporated herein by reference.

(1)	Previously filed as an exhibit to the Company’s registration statement on Form S-11 (No. 333-137457) and incorporated herein by reference.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or that is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it or against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, state of California, on May 2, 2008.

MERUELO MADDUX PROPERTIES, INC.

Date: May 2, 2008	By:	/s/ Richard Meruelo
Richard Meruelo
Chairman and Chief Executive Officer

    We, the undersigned officers and directors of Meruelo Maddux Properties, Inc., hereby severally constitute Richard Meruelo and John Charles Maddux, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, including any registration statement filed pursuant to Rule 462(b), and generally to do all such things in our names and in our capacities as officers and directors to enable Meruelo Maddux Properties, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the U.S. Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

                       Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

        Signature                                                     Title                                  Date
/s/ Richard Meruelo	Chairman of the Board of Directors and Chief Executive Officer	May 2, 2008
Richard Meruelo

/s/ John Charles Maddux	President, Chief Operating Officer and Director	May 2, 2008
John Charles Maddux

/s/ Lynn Beckemeyer	Executive Vice President and Director	May 2, 2008
Lynn Beckemeyer

/s/ Fred Skaggs	Chief Financial Officer (principal financial and accounting officer)	May 2, 2008
Fred Skaggs

/s/ John B. Hansen	Director	May 2, 2008
John B. Hansen

/s/ Philip S. Payne	Director	May 2, 2008
Philip S. Payne

/s/ Richard Garcia Polanco	Director	May 2, 2008
Richard Garcia Polanco

/s/ Anthony A. Williams	Director	May 2, 2008
Anthony A. Williams

EXHIBIT INDEX

Exhibit                      Description
1	Form of Common Stock Underwriting Agreement*
1.1	Form of Preferred Stock Underwriting Agreement*
1.2	Form of Debt Securities Underwriting Agreement*
4.1	Form of Indenture*
4.2	Form of certificate representing shares of common stock (1)
4.3	Form of certificate representing shares of Preferred Stock*
4.4	Form of Warrant Agreement (including warrant certificate)*
5	Opinion of DLA Piper US LLP regarding legality
12	Statement of computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends of the Company
23.1	Consent of DLA Piper US LLP (included in Exhibit 5)
23.2	Consent of Independent Registered Public Accounting Firm Ernst & Young LLP
24	Powers of Attorney (included on signature page)
25	Statement of Eligibility of Trustee on Form T-1*
___________

*	To be filed by amendment of the registration statement or as an exhibit to a current report on Form 8-K and incorporated herein by reference.

(1)	Previously filed as an exhibit to the Company’s registration statement on Form S-11 (No. 333-137457) and incorporated herein by reference.